SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549


FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D)
of the
SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of Earliest Event Reported) January 3, 2006

COMMUNITRONICS OF AMERICA, INC.

(Exact name of registrant as specified in its charter)

Utah

(State or other jurisdiction of incorporation or organization)

87-0285684

(IRS Employer Identification Number)

27955 Highway 98, Suite WW
Daphne, Alabama 36526

(Address of principal executive offices)

David R. Pressler, President
Communitronics of America, Inc.
27955 Highway 98, Suite WW
Daphne, Alabama 36526

 (Name and address of agent for service)

(251) 625-6427
(Telephone number, including area code of agent for service)


SECTION 2  FINANCIAL INFORMATION

ITEM 2.02 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Effective January 3, 2006, Communitronics of America, Inc., a Utah corporation (the Company) entered into an Agreement and Plan of Reorganization (the Agreement) among Resource Protection
Management, Inc., a Texas corporation (Resource Protection) and David R. Pressler, the majority security holder of Resource
Protection (Shareholder).

Upon the terms and subject to the conditions of the Agreement, the holders of the equity interest of Resource Protection will exchange all of Resource Protections equity interest for a specified number of shares of the Companys common stock and preferred stock to be issued and the Company will acquire all of the issued and outstanding equity interest of Resource Protection, making Resource Protection a wholly-owned subsidiary of the
Company.

SECTION 9  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Financial Statements

None.

Exhibits

99  Agreement and Plan of Reorganization (without exhibits)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITRONICS OF AMERICA, INC.

 By: David R. Pressler
David R. Pressler, President

Date: January 17, 2006

Page 1


EXHIBIT 99


AGREEMENT AND PLAN OF REORGANIZATION
among
COMMUNITRONICS OF AMERICA, INC.
RESOURCE PROTECTION MANAGEMENT, INC.
and
DAVID R. PRESSLER


Dated as of January 3, 2006


Exhibit 99  Page 1


TABLE OF CONTENTS


PAGE

ARTICLE I THE EXCHANGE.......................................4
SECTION 1.01. The Exchange ..................................4
SECTION 1.02. Effective Time; Closing........................4
SECTION 1.03. Effect of the Exchange.........................4
SECTION 1.04. Directors and Officers.........................4


ARTICLE II DELIVERY OF SECURITIES; EXCHANGE OF CERTIFICATES .5
SECTION 2.01. Delivery of Securities ........................5
SECTION 2.02. Exchange of Certificates.......................5
SECTION 2.03. Stock Transfer Books ..........................6
SECTION 2.04. Company Stock Options .........................6


ARTICLE III REPRESENTATIONS AND WARRANTIES OF THE COMPANY ...7
SECTION 3.01. Organization and Qualification; Subsidiaries ..7
SECTION 3.02. Articles of Incorporation and By-Laws .........7
SECTION 3.03. Capitalization.................................7
SECTION 3.04. Authority Relative to This Agreement...........8
SECTION 3.05. No Conflict; Required Filings and Consents ....8
SECTION 3.06. Permits; Compliance; Company Products;
              Regulation.....................................8
SECTION 3.07. Absence of Certain Changes or Events...........9
SECTION 3.08. Absence of Litigation .........................9
SECTION 3.09. Employee Benefit Plans; Labor Matters .........9
SECTION 3.10. Contracts......................................9
SECTION 3.11. Environmental Matters ........................10
SECTION 3.12. Trademarks, Patents and Copyrights ...........11
SECTION 3.13. Taxes.........................................11
SECTION 3.14. State Takeover Statutes.......................11
SECTION 3.15. Brokers.......................................11


ARTICLE IV REPRESENTATIONS AND WARRANTIES OF COMMUNITRONICS.11
SECTION 4.01. Organization and Qualification; Subsidiaries .12
SECTION 4.02. Articles of Incorporation and By-Laws ........12
SECTION 4.03. Capitalization................................12
SECTION 4.04. Authority Relative to This Agreement..........13
SECTION 4.05. No Conflict; Required Filings and Consents ...14
SECTION 4.06. Permits; Compliance...........................14
SECTION 4.07. SEC Filings, Financial Statements.............14
SECTION 4.08. Stock Option Plan.............................15
SECTION 4.09. Absence of Certain Changes or Events..........15
SECTION 4.10. Absence of Litigation ........................16
SECTION 4.11. Employee Benefit Plans........................16
SECTION 4.12. Contracts.....................................16
SECTION 4.13. Environmental Matters ........................16
SECTION 4.14. Trademarks, Patents and Copyrights ...........17
SECTION 4.15. Taxes.........................................17
SECTION 4.16. Accounting and Tax Matters ...................17
SECTION 4.17. Brokers.......................................17


ARTICLE V CONDUCT OF BUSINESSES PENDING THE EXCHANGE........18
SECTION 5.01. Conduct of Business by the Company Pending
              the Exchange .................................18
SECTION 5.02. Conduct of Business by Communitronics
              Pending the Exchange..........................19


ARTICLE VI ADDITIONAL AGREEMENTS ...........................20
SECTION 6.01. Preparation of Disclosure Statement...........20
SECTION 6.02. Access to Information; Confidentiality........20
SECTION 6.03. Obligations of Communitronics.................20
SECTION 6.04. Obligations of the Company....................20


Exhibit 99  Page 2


SECTION 6.05. Further Action; Consents; Filings.............21


SECTION 6.06. Standard & Poors Listing ....................21


SECTION 6.07. Agreement to Deliver Company Securities ......21


SECTION 6.08. Plan of Exchange..............................21


SECTION 6.09. Board of Directors of Communitronics .........21


SECTION 6.10. Public Announcements .........................21


SECTION 6.11. Conveyance Taxes..............................21


SECTION 6.12. Change of Corporate Domicile of
              Communitronics................................21


SECTION 6.13. SEC Filings; Certification to Auditors........22


SECTION 6.14. Transfer of Communitronics Subsidiaries;
              Assumption of Liabilities ....................22


SECTION 6.15. Consulting Agreement with Shareholder.........22


SECTION 6.16. Certified Shareholder List....................22


SECTION 6.17. Financial Advisory and Consulting
              Agreements ...................................22


SECTION 6.18. Irrevocable Power of Attorney ................22
ARTICLE VII CONDITIONS TO THE EXCHANGE......................23


SECTION 7.01. Conditions to the Obligations of Each Party ..23


SECTION 7.02. Conditions to the Obligations of
              Communitronics ...............................23


SECTION 7.03. Conditions to the Obligations of the Company..24
ARTICLE VIII TERMINATION, AMENDMENT AND WAIVER..............26


SECTION 8.01. Termination...................................26


SECTION 8.02. Effect of Termination ........................26


SECTION 8.03. Amendment.....................................26


SECTION 8.04. Waiver .......................................27


SECTION 8.05. Expenses .....................................27
ARTICLE IX GENERAL PROVISIONS...............................27


SECTION 9.01. Non-Survival of Representations,
              Warranties and Agreements ....................27


SECTION 9.02. Notices ......................................27


SECTION 9.03. Certain Definitions...........................28


SECTION 9.04. Severability..................................28


SECTION 9.05. Assignment; Binding Effect; Benefit...........28


SECTION 9.06. Incorporation of Documents and Exhibits.......28


SECTION 9.07. Specific Performance..........................29


SECTION 9.08. Governing Law; Forum .........................29


SECTION 9.09. Headings .....................................29


SECTION 9.10. Counterparts..................................29


SECTION 9.11. Entire Agreement..............................29


EXHIBITS

A  Certificates to be Exchanged

B Exceptions to Representations and Warranties of the Company

C  Exceptions to Representations and Warranties of
    Communitronics

D Opinion of Counsel to Communitronics and Opinion of Counsel to the Company

E Form of Officers Certificate of Communitronics concerning accuracy

F  Form of Officers Certificate of Company concerning accuracy

G  Form of Investment Agreement

H  2006 Directors, Officers and Consultants Stock Option, Stock
    Warrant and Stock Award Plan

I  Form of Nevada Articles of Incorporation

J  Form of Transfer, Release and Assumption

K  Form of Power of Attorney

Exhibit 99  Page 3


AGREEMENT AND PLAN OF REORGANIZATION

AGREEMENT AND PLAN OF REORGANIZATION dated as of January 3, 2006 (this Agreement) among COMMUNITRONICS OF AMERICA, INC., a Nevada corporation (Communitronics), RESOURCE PROTECTION MANAGEMENT, INC., a Texas corporation (the Company) and DAVID R. PRESSLER, a security holder of the Company (Shareholder).

W I T N E S S E T H

WHEREAS, upon the terms and subject to the conditions of this Agreement, the holders of the equity interest of the Company will exchange all of the Companys equity interest for a specified number of shares of Communitronics common stock and preferred stock to be issued and Communitronics will acquire all of the issued and outstanding equity interest of the Company, making the Company a wholly-owned subsidiary of Communitronics;

WHEREAS, the Exchange shall qualify as a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended, and under the applicable securities laws of each state or jurisdiction where the Shareholder of the Company resides;

WHEREAS, for federal income tax purposes, the Exchange is intended to qualify as a reorganization under the provisions of section 368(a)(1)
(B) of the United States Internal Revenue Code of 1986, as amended
(the Code); and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Communitronics, the Company and Shareholder hereby agree as follows:

ARTICLE I
THE EXCHANGE


SECTION 1.01. The Exchange. Upon the terms and subject to the conditions set forth in Article VII, at the Effective Time (as defined below in Section 1.02), as a result of the Exchange, the Company will become a wholly owned subsidiary of Communitronics.

SECTION 1.02. Effective Time; Closing. As promptly as practicable and in no event later than the fifth business day following the satisfaction or, if permissible, waiver of the conditions set forth in Article VII (or such other date as may be agreed in writing by each of the parties hereto), the parties hereto shall cause the Exchange to be consummated by Shareholder delivering to Communitronics, or its representatives, the certificates representing all of the outstanding Company Securities (as defined below in Section 2.01 (c)), duly endorsed (or with duly executed stock powers) so as to make Communitronics the sole owner thereof free and clear of all claims and encumbrances except as specifically assumed by Communitronics. The term Effective Time means the date and time of the Closing (or such later time as may be agreed in writing by each of the parties hereto) to be held at the offices of Sonfield & Sonfield, Houston, Texas (or such other place as the parties may agree).

SECTION 1.03. Effect of the Exchange. At the Effective Time, the effect of the
Exchange shall be the Company becoming a wholly owned subsidiary of Communitronics.

SECTION 1.04. Directors and Officers. The initial officers and directors of Communitronics shall be the persons designated by the Company immediately prior to the Effective Time, in each case until their respective successors are duly elected or appointed and qualified. In connection with such election, Communitronicsshall have provided its securityholders with an Information Statement containing the information described in Section 14f of the Exchange Act and Securities and Exchange Commission (SEC) Rule 14f 1.

Exhibit 99  Page 4


ARTICLE II
DELIVERY OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01. Delivery of Securities. At the Effective Time, by virtue of the
Exchange:

(a) After the effective time of the Reincorporation described in Section 6.12 and prior to the Closing Date, the capitalization of Communitronics will be restructured by means of a share reduction, conversion and redemption of preferred stock and any other actions necessary so that on the Closing Date, the issuance of warrants and reserves for issuance upon exercise of the warrants, Stock Option Plan and private placement, as well as compensation for services and issuance of shares of common stock, $.01 par value, of Communitronics (the Communitronics Common Stock) and shares of preferred stock, $.01 par value,of Communitronics (the Communitronics Preferred Stock) be issued in exchange for all outstanding shares of capital stockand equity interest of the Company (the Company Securities) issued and outstanding immediately prior to the Effective Time will result in the number and class of outstanding securities reflected in Exhibit A. The Company Securities shall be converted, subject to Section 2.02(e), into the right to receive shares of Communitronics Common Stock and shares of Communitronics Preferred Stock (the Exchange Ratio) (all such shares of Communitronics Common Stock and Communitronics Preferred Stock being herein referred to as the Communitronics Securities or the Exchange Consideration);

(b) each Share held in the treasury of the Company and each Share owned by Communitronics or any direct or indirect wholly owned subsidiary of Communitronics or of the Company immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment or distribution shall be made with respect thereto.

SECTION 2.02. Exchange of Certificates.

(a) At the Closing, the holders of equity interests shall deliver to Communitronics all certificates or other documents representing Company Securities (the Certificates) delivered to it (together with any stock transfer tax stamps required by reason of the payment of the Exchange Consideration to a person other than the registered holder of the Certificate surrendered), together with such other customary documents as may reasonably be required by Communitronics, in exchange for the Exchange Consideration. Certificates representing the Exchange Consideration shall be issued to the persons and in the amounts described in Exhibit A. Any equity holder of the Company whose Certificates are not delivered at the Closing shall receive the Exchange Consideration with respect to such Certificates upon delivery to Communitronics after the Closing of such Certificates and the other items required pursuant to the first sentence of this Section 2.02(a).

(b) No dividends or other distributions declared or made after the Effective Time with respect to the Communitronics Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of Communitronics Common Stock represented thereby, and no cash payment in lieu of any fractional shares shall be paid to any such holder pursuant to Section 2.02(d), until the holder of such Certificate shall surrender such Certificate.

(c) All shares of Communitronics Common Stock issued upon conversion of the Company Securities in accordance with the terms hereof (including any cash paid pursuant to Section 2.02(b) or (d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Securities.

(d) No certificate or scrip representing fractional shares of Communitronics Common Stock shall be issued upon the surrender for exchange of Certificates, and such fractional share interests will not entitle the owner thereof to vote or to any other rights of a shareholder of Communitronics. Each holder of a fractional share interest shall be paid an amount in cash
(without interest) equal to the product obtained by multiplying (i) such fractional share interest to which such holder(after taking into account all fractional share interests then held by such holder) would otherwise beentitled by (ii) the average of the per share closing prices on the over-the-counter market (the OTC) of shares of Communitronics

Exhibit 99  Page 5


Common Stock during the 20 consecutive trading days ending on (and including) the trading day immediately preceding the date of the Effective Time. As promptly as practicable after the determination of the amount of cash, if any, to be paid to holders of fractional share interests, Communitronics shall forward payments to such holders of fractional share interests subject to and in accordance with the terms of Sections 2.02(b).

(e) Neither Communitronics nor the Company shall be liable to any holder of Company Securities for any such Company Securities (or dividends or distributions with respect thereto),or cash delivered to a public official pursuant to any abandoned property, escheat or similar Law.

(f) Each of the Company and Communitronics shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of Company Securities such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld by the Surviving Corporation or Communitronics, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of Company Securities in respect of which such deduction and withholding was made by the Surviving Corporation or Communitronics, as the case may be.

(g) If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost,stolen or destroyed and, if required by Communitronics, the posting by such person of a bond, in such reasonable amount as Communitronics may direct, as indemnity against any claim that may be made against it with respect to such Certificate, Communitronics will issue in exchange for such lost, stolen or destroyed Certificate the Exchange Consideration, any cash in lieu of fractional shares of Communitronics Common Stock to which the holders thereof are entitled pursuant to Section 2.02(d) and any dividends or other distributions to which the holders thereof are entitled pursuant to
Section 2.02(f).

SECTION 2.03. Stock Transfer Books. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Securities thereafter on the records of the Company. From and after the Effective Time, the holders of to the Effective Time shall cease to have any rights with respect to such Company Securities, except as otherwise provided in this Agreement or by Law.

SECTION 2.04. Company Stock Options. (a) All options and warrants (the Company Stock Options and Warrants) outstanding, whether or not exercisable and whether or not vested and described in Exhibit A, at the Effective Time, shall remain outstanding following the Effective Time. At the Effective Time, the Company Stock Options and Warrants shall, by virtue of the Exchange and without any further action on the part of the Company or the holder thereof, be assumed by Communitronics in such manner that Communitronics (i) is a corporation assuming a stock option in a transaction to which Section 424(a) applies within the meaning of Section 424 of the Code and the regulations thereunder or (ii) to the extent that Section 424 of the Code does not apply to any such Company Stock Options and Warrants, would be such a corporation were Section 424 of the Code applicable to such Company Stock Options and Warrants.
Each Company Stock Option assumed by Communitronics (each, a Substitute Option) shall be exercisable upon the same terms and conditions as under the applicable option agreement issued thereunder,except that (A) each such Substitute Option shall be exercisable for, and represent the right to acquire,that whole number of shares of Communitronics Common Stock
(rounded up or down to the nearest whole share) equal to the number of shares of Company Securities subject to such Company Stock Option multiplied by the Exchange Ratio; and (B) the option price per share of Communitronics
Common Stock shall be an amount equal to the option price per share of Company Securities subject to such Company Stock Option in effect immediately prior to the Effective Time divided by the Exchange Ratio (the option price per share, as so determined, being rounded upward to the nearest full cent).

(b) As soon as practicable after the Effective Time, Communitronics shall deliver to each holder of an outstanding Company Stock Option an appropriate notice setting forth such holders rights pursuant thereto and such Company Stock Option shall continue in effect on the same terms and conditions

Exhibit 99  Page 6


(including any anti-dilution provisions, and subject to the adjustments required by this Section 2.04 after giving effect to the Exchange). Communitronics shall comply with the terms of all such Company Stock Options and Warrants and ensure that Company Stock Options and Warrants which qualified as incentive stock options under Section 422 of the Code prior to the Effective Time continue to qualify as incentive stock options after the Effective Time. Communitronics shall take all corporate action necessary to reserve for issuance a sufficient number of shares of Communitronics Common Stock for delivery upon exercise of Substitute Options pursuant to the terms set forth in this Section 2.04.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY


Except as set forth in this Agreement and disclosed in Exhibit B, the Company hereby represents and warrants to Communitronics that:

SECTION 3.01. Organization and Qualification; Subsidiaries. Each of the Company and each subsidiary of the Company (the Company Subsidiaries) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and to own,lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power, have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect (as defined below). Each of the Company and the Company Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned,leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
term Company Material Adverse Effect means any change in or effect on the business of the Company and the Company Subsidiaries that is materially adverse to the financial condition or results of operations of the Company and the Company Subsidiaries taken as a whole, except for any such changes or effects resulting from or arising in connection with (i) this Agreement or the transactions contemplated by this Agreement or the announcement hereof, (ii) any changes in economic, regulatory or political conditions or (iii) any issue or condition otherwise known to Communitronics prior to the date of this Agreement.

SECTION 3.02. Articles of Incorporation and By Laws. The Company has heretofore made available to Communitronics a complete and correct copy of the Articles of Incorporation and the By Laws of the Company. Such Articles of Incorporation and By-Laws are in full force and effect. The Company is not in violation of any of the provisions of its Articles of Incorporation or By Laws.

SECTION 3.03. Capitalization. Except as indicated on Exhibit A, all Company Securities will be issued and outstanding and will be validly issued, fully paid and non assessable and (ii) no shares are reserved for future issuance pursuant to the Company Stock Options and Warrants. All shares of Company Securities subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non assessable. There are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any shares of Company Securities or any capital stock of any Company Subsidiary. Each outstanding share of capital stock of each Company Subsidiary is duly authorized, validly issued, fully paid and non assessable and each such share owned by the Company or another Company Subsidiary is free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on the Companys or such other Company Subsidiarys voting rights, charges and other encumbrances of any nature whatsoever, except where failure to own such shares free and clear would not, individually or in the aggregate, have a Company Material Adverse Effect. There are no material outstanding contractual obligations of the Company or any Company Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Company Subsidiary or any other person.

Exhibit 99  Page 7


SECTION 3.04. Authority Relative to This Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Exchange and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the Exchange and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the Exchange and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Communitronics, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

SECTION 3.05. No Conflict; Required Filings and Consents. (a) Except as described on Exhibit B, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Articles of Incorporation or By laws of the Company or any equivalent organizational documents of any Company Subsidiary, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, to the best knowledge of the Company after inquiry, conflict with or violate any foreign or domestic law, statute, ordinance,rule, regulation, order, judgment or decree (Law) applicable to theCompany or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b) Except as described on Exhibit B, the execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic or foreign governmental or regulatory authority (Governmental Entity), except (i) for applicable requirements, if any,of state securities or blue sky laws (Blue Sky Laws), state takeoverlaws, the filing and recordation of appropriate Exchange documents asrequired under the laws of its jurisdiction of organization and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate,a Company Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

SECTION 3.06. Permits; Compliance. (a) Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for the Company or any Company Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the Company Permits), except where the failure to have, or the suspension or cancellation of, any of the Company Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company
Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where the failure to have, or the suspension or cancellation of, any of the Company Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) To the best knowledge of the Company after inquiry, neither the Company nor any Company Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease,

Exhibit 99  Page 8


license, permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound or affected or
(iii) any Company Permits, except, in the case of each of (i), (ii) and (iii), for any such conflicts, defaults or violations that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.07. Absence of Certain Changes or Events. Since the date of its organization, except as contemplated by or as disclosed in this Agreement, the Company has conducted its businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any material change by the Company in its accounting methods, principles or practices, (b) any declaration, setting aside or payment of any dividend or distribution in respect of the Commons Stock or any redemption, purchase or other acquisition of any of the Companys securities or (c) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of the Company, except in the ordinary course of business.

SECTION 3.08. Absence of Litigation. Except as set forth on Exhibit B, as of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company, or any property or asset of the Company, before any court, arbitrator or governmental entity, domestic or foreign, which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company or (ii) seeks to delay or prevent the consummation of any other material transaction contemplated by this Agreement. As of the date of this Agreement, neither the Company nor any property or asset of the Company is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any governmental entity, or any order, writ, judgment, injunction, decree, determination or award of any governmental entity or arbitrator having, individually or in the aggregate, a material adverse effect on the Company.

SECTION 3.09. Employee Benefit Plans; Labor Matters. With respect to each employee benefit plan, program, arrangement and contract (including, without limitation, any employee benefit plan, as defined in section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (ERISA)) maintained or contributed to by the Company or any Company Subsidiary, or with respect to which the Company or any Company Subsidiary could incur liability under section 4069, 4212(c) or 4204 of ERISA (the Company Benefit Plans), the Company has made available to Communitronics a true and correct copy of (i) the most recent annual report (Form
5500) filed with the Internal Revenue Service (the IRS), (ii) a complete copy of such Company Benefit Plan, (iii) each trust agreement relating to such Company Benefit Plan, (iv) the most recent summary plan description for each Company Benefit Plan for which a summary plan description is required, (v) the most recent actuarial report or valuation relating to a Company Benefit Plan subject to Title IV of ERISA and (vi) the most recent determination letter, if any, issued by the IRS with respect to any Company Benefit Plan qualified under section 401(a) of the Code.

SECTION 3.10. Contracts. (a) The Company has furnished to Communitronics the following written contracts and agreements of the Company (such contracts and agreements being Material Contracts):

(i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to the Company that in each case involves annual payment in excess of US$50,000;
(ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturers representative, franchise, agency, sales promotion and market research agreements involving annual payments in excess of US$100,000, to which the Company is a party or any other material contract that compensates any person other than employees based on any sales by the Company; (iii) all leases and subleases of real property;

Exhibit 99  Page 9


(iv) all contracts and agreements relating to indebtedness for borrowed money other than trade indebtedness of the Company;
(v) all contracts and agreements involving annual payments in excess of $100,000 with any Governmental Entity to which the Company is a party; and (vi) any other material agreement of the Company which is terminable upon or prohibits a change of ownership or control of the Company.

(b) Each Material Contract: (i) is valid and binding on the Company and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without material penalty or other material adverse consequence. The Company is not in material breach of, or material default under, any Material Contract and, to the knowledge of the Company, no other party to any Material Contract is in material breach thereof or material default thereunder.

SECTION 3.11. Environmental Matters. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect:

(a) The Company and the Company Subsidiaries (i) are in compliance with all applicable Environmental Laws (as defined below), (ii) hold all Environmental Permits (as defined below) and (iii) are in compliance with their respective Environmental Permits.

(b) None of the Company or any Company Subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA (defined below) or any similar Law of any state, locality or any other jurisdiction.

(c) None of the Company or any Company Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (defined below) and, to the knowledge of Company, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

(d) None of the real property owned or leased by the Company or any Company Subsidiary is listed or, to the knowledge of Company, proposed for listing on the National Priorities List under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup.

For purposes of this Agreement:

CERCLA means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended as of the date hereof.

Environmental Laws means any federal, state or local statute, law, ordinance, regulation, rule, code or order of the United States, or any other jurisdiction and any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of the environment or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials, as in effect as of the date of this Agreement.

Environmental Permits means any permit, approval, identification number, license and other authorization required under any applicable
Environmental Law.

Exhibit 99  Page 10


Hazardous Materials means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

SECTION 3.12. Trademarks, Patents and Copyrights. Except as would not, individually or in the aggregate, have a Company Material Adverse Effect, the Company and the Company Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know-how and other proprietary rights and information used or held for use in connection with the business of the Company and the Company Subsidiaries as currently conducted, and the Company has no knowledge of any assertion or claim challenging the validity of any of the foregoing.
To the knowledge of the Company, the conduct of the business of the Company and the Company Subsidiaries as currently conducted does not and will not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. To the knowledge of the Company, there are no infringements of any proprietary rights owned by or licensed by or to the Company or any Company Subsidiary that have had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

SECTION 3.13. Taxes. Except as for such matters that could not reasonably be expected to have a Company Material Adverse Effect, (a) the Company and each of the Company Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of the Company and the Company Subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid, (c) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against the Company or any of the Company Subsidiaries and (d) the Company and each of the Company Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid in accordance with generally accepted accounting principles, whether or not shown as being due on any returns. As used in this Agreement, Taxes shall mean any and all taxes, fees, levies, duties, tariffs, imposts and other charges of any kind (together with any and all interest, penalties, additions to tax and additional amounts imposed with respect thereto) imposed by any government or taxing authority, including, without limitation: taxes or other charges on or with respect to income, franchises, windfall or other profits, gross receipts, property, sales, use, capital stock, payroll, employment, social security, workers compensation, unemployment compensation or net worth; taxes or other charges in the nature of excise, withholding, ad valorem, stamp, transfer, value added or gains taxes; license, registration and documentation fees; and customers duties, tariffs and similar charges.

SECTION 3.14. State Takeover Statutes. The Board of Directors of the Company has taken all action necessary to ensure that the restrictions on business combinations under the laws of its jurisdiction of organization will not apply to the Exchange and the other transactions contemplated by this Agreement. To the knowledge of the Company, no other state takeover statute is applicable to the Exchange or the other transactions contemplated by this Agreement.

SECTION 3.15. Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the Exchange or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF COMMUNITRONICS

Except as set forth in this Agreement and disclosed in Exhibit C, Communitronics hereby represents and warrants to the Company that:

Exhibit 99  Page 11


SECTION 4.01. Organization and Qualification; Subsidiaries. Each of Communitronics and each subsidiary of Communitronics (the
Communitronics Subsidiaries) is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all corporate requisite power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to be so organized, existing or in good standing or to have such corporate power, authority and governmental approvals have not had, and could not reasonably be expected to have, individually or in the aggregate, a Communitronics Material Adverse Effect (as defined below).
Each of Communitronics and the Communitronics Subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Communitronics Material Adverse Effect. The term Communitronics Material Adverse Effect means any change in or effect on the business of Communitronics and the Communitronics Subsidiaries that is materially adverse to the financial condition or results of operations of Communitronics and the Communitronics Subsidiaries taken as a whole, except for any such changes or effects resulting from or in connection with (i) this Agreement or the transactions contemplated by this Agreement or the announcement hereof, (ii) any changes in economic, regulatory or political conditions or (iii) any issue or condition otherwise known to the Company prior to the date of this Agreement.

SECTION 4.02. Articles of Incorporation and By-Laws. Communitronics has heretofore made available to the Company a complete and correct copy of the Articles of Incorporation and the By-Laws of Communitronics. Such Certificates of Incorporation and By-Laws are in full force and effect. Communitronics is not violation of any of the provisions of its Articles of Incorporation or By-Laws.

SECTION 4.03. Capitalization. The authorized capital stockof Communitronics consists of (a) 50,000,000 shares ofCommunitronics Common Stock, $.01 par value, and (b) 10,000,000shares of preferred stock, $.01 par value. As of the date of this Agreement, (i) 7,705,296 shares of Communitronics CommonStock are issued and outstanding, all of which are validlyissued, fully paid and non-assessable and 10,000,000 shares ofPreferred Stock are issued and outstanding, all of which arevalidly issued, fully paid and non-assessable, (ii) except as setout in the Plan referred to and defined in Section 4.08, noshares of Communitronics Common Stock are held in the treasury ofCommunitronics or by Communitronics Subsidiaries and (iii) noshares are reserved for future issuance pursuant to stockoptions.
There are no options, warrants or other rights,agreements, arrangements or commitments of any character relatingto the issued or unissued capital stock of Communitronics or anyCommunitronics Subsidiary or obligating Communitronics or anyCommunitronics Subsidiary to issue or sell any shares of capitalstock of, or other equity interests in, Communitronics or anyCommunitronics Subsidiary.
All shares of Communitronics Common Stock subject to issuance as aforesaid, upon issuance on theterms and conditions specified in the instruments pursuant towhich they are issuable, will be duly authorized, validly issued,fully paid and non-assessable. There are no outstandingcontractual obligations of Communitronics or any CommunitronicsSubsidiary to repurchase, redeem or otherwise acquire any shares

Exhibit 99  Page 12

of Communitronics Common Stock or any capital stock of any Communitronics Subsidiary. Each outstanding share of capital stock of each Communitronics Subsidiary is duly authorized,validly issued, fully paid and non-assessable and each such share owned by Communitronics or another Communitronics Subsidiary is free and clear of all security interests, liens, claims, pledges,options, rights of first refusal, agreements, limitations on Communitronics or such other Communitronics Subsidiarys voting rights, charges and other encumbrances of any nature whatsoever,except where failure to own such shares free and clear would not,individually or in the aggregate, have a Communitronics Material Adverse Effect. There are no material outstanding contractual obligations of Communitronics or any Communitronics Subsidiary to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any Communitronics Subsidiary or any other person. The shares of Communitronics Common Stock to be issued pursuant to the Exchange in accordancewith Section 2.01 (i) will be duly authorized, validly issued,fully paid and non-assessable and not subject to preemptiverights created by statute, Communitronics Articles ofIncorporation or By-Laws or any agreement to which Communitronicsis a party or is bound and (ii) will, when issued, be exempt fromregistration under the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the Securities Act) and the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgatedthereunder, the Exchange Act) and exempt from registrationunder applicable Blue
Sky Laws. The shares of Communitronics Common Stock to be issued pursuant to the Exchange in accordancewith Section 2.01 will bear a restrictive legend in substantiallythe following form (and a stop-transfer order may be placedagainst transfer of the certificates for such Communitronics Securities):

The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The Securities may not be sold, transferred or assigned in the absence of an effective registration statement for the Securities under said Act, or an opinion of counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, that registration is not required under said Act.

SECTION 4.04. Authority Relative to This Agreement. Communitronics has all necessary corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Exchange and the other transactions contemplated by this Agreement. The execution and delivery of this Agreement by Communitronics and the consummation by Communitronics of the Exchange and the other transactions contemplated by this Agreement have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Communitronics are necessary to authorize this Agreement or to consummate the Exchange and the other transactions contemplated by this Agreement. This Agreement has been duly and validly executed and delivered by Communitronics and, assuming the due authorization, execution

Exhibit 99  Page 13


and delivery by the Company, constitutes a legal, valid and binding obligation of Communitronics, enforceable against Communitronics in accordance with its terms.

SECTION 4.05. No Conflict; Required Filings and Consents. (a) The execution and delivery of this Agreement by Communitronics does not, and the performance of this Agreement by Communitronics will not, (i) conflict with or violate the Articles of Incorporation or By-laws of Communitronics, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to Communitronics or any Communitronics Subsidiary or by which any property or asset of Communitronics or any Communitronics Subsidiary is bound or affected, or
(iii) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Communitronics or any Communitronics Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clause (iii), for any such conflicts, violations, breaches, defaults, or other occurrences that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Communitronics Material Adverse Effect, and that could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

(b) The execution and delivery of this Agreement by Communitronics does not, and the performance of this Agreement by Communitronics will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity, except
(i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the Securities Act, the OTC, state takeover laws, the filing and recordation of appropriate Exchange documents as required under the laws of its jurisdiction of organization and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, has not had, and could not reasonably be expected to have, individually or in the aggregate, a Communitronics Material Adverse Effect, and could not reasonably be expected to prevent or materially delay the consummation of the transactions contemplated by this Agreement.

SECTION 4.06. Permits; Compliance. (a) Each of Communitronics and the Communitronics Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Entity necessary for Communitronics or any Communitronics Subsidiary to own, lease and operate its properties or to carry on its business as it is now being conducted (the Communitronics Permits), except where the failure to have, or the suspension or cancellation of, any of Communitronics Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a Communitronics Material Adverse Effect, and, as of the date of this Agreement, no suspension or cancellation of any of Communitronics Permits is pending or, to the knowledge of Communitronics, threatened, except where the failure to have, or the suspension or cancellation of, any of Communitronics Permits has not had, and could not reasonably be expected to have, individually or in the aggregate, a Communitronics Material Adverse Effect.

(b) Neither Communitronics nor any Communitronics Subsidiary is in conflict with, or in default or violation of, (i) any Law applicable to Communitronics or any Communitronics Subsidiary or by which any property or asset of Communitronics or any Communitronics Subsidiary is bound or affected, (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Communitronics or any Communitronics Subsidiary is a party or by which Communitronics or any Communitronics Subsidiary or any property or asset of Communitronics or any Communitronics Subsidiary is bound or affected or (iii) Communitronics Permits, except, in the case of each of (i), (ii) and (iii), for any such conflicts, defaults or violations that have not had, and could not reasonably be expected to have, individually or in the aggregate, a Communitronics Material Adverse Effect.

SECTION 4.07. SEC Filings; Financial Statements.

Exhibit 99  Page 14

(a) Communitronics has timely filed all forms, reports, statements and documents (collectively, the SEC Reports) required to be filed by through and including the quarterly period ended September 30, 2002 with the SEC. The SEC Reports, after giving effect to any amendments thereto, (i) were prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) did not, at the time they were filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. No Subsidiary of Communitronics is currently required to file any form, report or other document with the SEC.

(b) Each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (i) are in accordance with the books and records of Communitronics; (ii) present fairly and accurately the financial condition of Communitronics, as of the dates of the balance sheets;
(iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders equity and cash flows for the periods covered by such statements;
(v) have been prepared in accordance with GAAP applied on a consistent basis;
(vi) include all adjustments (consisting of only normal recurring accruals which are necessary for a fair presentation of the financial condition of Communitronics, and of the results of operations of Communitronics for the periods covered by such statements; and (vii) fully comply with all requirements of Regulation S-B and all applicable securities laws, and each fairly presented the financial position, results of operations and changes in stockholders equity and cash flows of Communitronics and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

(c) Except to the extent set forth on the audited consolidated balance sheet of Communitronics as of December 31, 2001, including the notes to the audited financial statements of which such balance sheet is a part and which is included in Communitronics Form 10-KSB for the year ended December 31, 2001
(the Communitronics Balance Sheet), neither Communitronics nor any of its Subsidiaries has any liability or obligation of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles applied on a consistent basis.

(d) Communitronics has heretofore made available to Company, true, complete and correct copies of all amendments and modifications (if any) that have not been filed by Communitronics with the SEC to all agreements, documents and other instruments that previously had been filed by Communitronics as exhibits to the SEC Reports and are currently in effect.

SECTION 4.08. Stock Option Plan As soon as practicable, but in no event later than the change of corporate domicile described in Section 6.12, Communitronics will cause to be adopted a stock option and stock award plan (the Plan) substantially in the form of Exhibit H attached hereto. In addition Communitronics shall have taken the necessary corporate action to reserve 15% of the total outstanding shares of common stock for awards and issuance under the Plan.

SECTION 4.09. Absence of Certain Changes or Events. Since the date of the filing of the most recent financial statement (the Financial Statement), except as contemplated by or as disclosed in this Agreement, or as disclosed in any amendment to the Financial Statement, Communitronics and Communitronics Subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any Communitronics Material Adverse Effect, (b) any material change by Communitronics in its accounting methods, principles or practices, (c) any declaration, setting aside or payment of any dividend or distribution in respect of the Company Securities or any redemption, purchase or other acquisition of any of Communitronics securities or (d) any increase in or establishment of any bonus, insurance, severance, deferred compensation, pension, retirement, profit sharing, stock option (including, without limitation, the granting of stock options, stock appreciation rights, performance awards or restricted stock awards), stock purchase or other employee benefit plan, or any other increase in the compensation payable or to become payable to any executive officers of Communitronics or any Communitronics Subsidiary, except in the ordinary course of business consistent with past practice.

Exhibit 99  Page 15


SECTION 4.10. Absence of Litigation. As of the date of this Agreement, there is no litigation, suit, claim, action, proceeding or investigation pending or, to the knowledge of Communitronics, threatened against Communitronics or any Communitronics Subsidiary, or any property or asset of Communitronics or any Communitronics Subsidiary, before any court, arbitrator or Governmental Entity, domestic or foreign, which (i) has had, or could reasonably be expected to have, individually or in the aggregate, a Communitronics Material Adverse
Effect or (ii) seeks to delay or prevent the consummation of the Exchange or any other material transaction contemplated by this Agreement. As of the date of this Agreement, neither Communitronics nor any Communitronics Subsidiary nor any property or asset of Communitronics or any Communitronics Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Communitronics, continuing investigation by, any Governmental Entity, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Entity or arbitrator having, individually or in the aggregate, a Communitronics Material Adverse Effect.

SECTION 4.11. Employee Benefit Plans. Communitronics and Communitronics Subsidiary presently have three employees. Communitronics and Communitronics Subsidiary has not maintained or contributed to an employee benefit plan, program, arrangement and contract (including, without limitation, any employee benefit plan, as defined in section 3(3) of ERISA).

SECTION 4.12. Contracts. (a) Communitronics has furnished the Company each of the following written contracts and agreements of Communitronics (such contracts and agreements being Material Contracts):

(i) each contract and agreement for the purchase or lease of personal property with any supplier or for the furnishing of services to Communitronics; (ii) all broker, exclusive dealing or exclusivity, distributor, dealer, manufacturers representative, franchise, agency, sales promotion and market research agreements, to which Communitronics is a party or any other material contract that compensates any person other than employees based on any sales by Communitronics; (iii) all leases and subleases of real property;
(iv) all contracts and agreements relating to indebtedness for borrowed money other than trade indebtedness of Communitronics;
(v) all contracts and agreements involving annual payments in excess of $100,000 with any Governmental Entity to which Communitronics is a party; and (iv) any other material agreement of Communitronics which is terminable upon or prohibits a change of ownership or control of Communitronics.

(b) Each Material Contract: (i) is valid and binding on Communitronics and, to the knowledge of Communitronics, on the other parties thereto, and is in full force and effect, and
(ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without material penalty or other material adverse consequence. Communitronics is not in material breach of, or material default under, any Material Contract and, to the knowledge of Communitronics, no other party to any Material Contract is in material breach thereof or material default thereunder.

SECTION 4.13. Environmental Matters. Except as disclosed in the
Financial Statement or as would not, individually or in the aggregate, have a Communitronics Material Adverse Effect:

(a) Communitronics and the Communitronics Subsidiaries
(i) are in compliance with all applicable Environmental Laws,
(ii) hold all Environmental Permits and (iii) are in compliance with their respective Environmental Permits.

Exhibit 99  Page 16

(b) None of Communitronics or any Communitronics Subsidiary has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar Law of any state, locality or any other jurisdiction.

(c) None of Communitronics or any Communitronics Subsidiary has entered into or agreed to any consent decree or order or is subject to any judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials and, to the knowledge of Communitronics, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto.

(d) None of the real property owned or leased by Communitronics or any Communitronics Subsidiary is listed or, to the knowledge of Communitronics, proposed for listing on the National
Priorities List under CERCLA, as updated through the date of this Agreement, or any similar list of sites in the United States or any other jurisdiction requiring investigation or cleanup.

SECTION 4.14. Trademarks, Patents and Copyrights. Except as would not, individually or in the aggregate, have a Communitronics Material Adverse Effect, Communitronics and the Communitronics Subsidiaries own or possess adequate licenses or other valid rights to use all patents, patent rights, trademarks, trademark rights, trade names, trade dress, trade name rights, copyrights, service marks, trade secrets, applications for trademarks and for service marks, know how and other proprietary rights and information used or held for use in connection with the business of Communitronics and the Communitronics Subsidiaries as currently conducted, and Communitronics has no knowledge of any assertion or claim challenging the validity of any of the foregoing. To the knowledge of Communitronics, the conduct of the business of Communitronics and the Communitronics Subsidiaries as currently conducted does not and will not conflict in any way with any patent, patent right, license, trademark, trademark right, trade dress, trade name, trade name right, service mark or copyright of any third party that has had, or could reasonably be expected to have, individually or in the aggregate, a Communitronics Material Adverse Effect. To the knowledge of Communitronics, there are no infringements of any proprietary rights owned by or licensed by or to Communitronics or any Communitronics Subsidiary that have had, or could reasonably be expected to have, individually or in the aggregate, a Communitronics Material Adverse Effect.

SECTION 4.15. Taxes. Except for such matters that would not have a Communitronics Material Adverse Effect, (a) Communitronics and each of the Communitronics Subsidiaries have timely filed or will timely file all returns and reports required to be filed by them with any taxing authority with respect to Taxes for any period ending on or before the Effective Time, taking into account any extension of time to file granted to or obtained on behalf of Communitronics and the Communitronics Subsidiaries, (b) all Taxes shown to be payable on such returns or reports that are due prior to the Effective Time have been paid or will be paid, (c) as of the date of this Agreement, no deficiency for any material amount of Tax has been asserted or assessed by a taxing authority against Communitronics or any of the Communitronics Subsidiaries and (d) Communitronics and each of the Communitronics Subsidiaries have provided adequate reserves in their financial statements for any Taxes that have not been paid in accordance with generally accepted accounting principles, whether or not shown as being due on any returns.

SECTION 4.16. Accounting and Tax Matters. To the knowledge of Communitronics, neither Communitronics nor any of its affiliates has taken or agreed to take any action that would prevent the Exchange from constituting a transaction qualifying under Section 368(a) of the Code. Communitronics is not aware of any agreement, plan or other circumstance that would prevent the Exchange from qualifying under
Section 368(a) of the Code.

SECTION 4.17. Brokers. No broker, finder or investment banker is entitled to any brokerage, finders or other fee or commission in connection with the Exchange or the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of Communitronics.

Exhibit 99  Page 17


ARTICLE V
CONDUCT OF BUSINESSES PENDING THE EXCHANGE


SECTION 5.01. Conduct of Business by the Company Pending the Exchange. The Company agrees that, between the date of this Agreement and the Effective Time, except as contemplated by any other provision of this Agreement, unless Communitronics shall otherwise consent in writing:

(a) the businesses of the Company and the Company Subsidiaries shall be conducted only in, and the Company and the Company Subsidiaries shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and (b) the Company shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Communitronics:

(a) amend or otherwise change its Articles of Incorporation or By-Laws or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of,
(i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary or (ii) any material assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e) (i) acquire (including, without limitation, by Exchange, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice;
(ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice;
(iii) enter into any contract or agreement material to the business, results of operations or financial condition of the Company and the Company Subsidiaries taken as a whole other than in the ordinary course of business, consistent with past practice; or
(iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.01(e);

Exhibit 99  Page 18


(f) increase the compensation payable or to become payable to its employees, except for increases in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or employee of the Company or any Company Subsidiary, except for employment or severance agreements in accordance with past practice, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director or employee; or

(g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures.

SECTION 5.02. Conduct of Business by Communitronics Pending the Exchange. Communitronics agrees that, between the date of this Agreement and the Effective Time, except as contemplated by any other provision of this Agreement, unless the Company shall otherwise consent in writing (such consent not to be unreasonably withheld or delayed):

(a) the business of Communitronics and the Communitronics Subsidiaries shall be conducted only in, and Communitronics and the Communitronics Subsidiaries shall not take any action except in the ordinary course of business and in a manner consistent with past practice; and

(b) Communitronics shall use its reasonable best efforts to preserve substantially intact its business organization, to keep available the services of the current officers, employees and consultants of Communitronics and the Communitronics Subsidiaries and to preserve the current relationships of Communitronics and the Communitronics Subsidiaries with customers, suppliers and other persons with which Communitronics or any Communitronics Subsidiary has significant business relations.

By way of amplification and not limitation, except as contemplated by this Agreement, neither Communitronics nor any Communitronics
Subsidiary shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or propose to do, any of the following without the prior written consent of the Company
(such consent not to be unreasonably withheld):

(a) amend or otherwise change its Articles of Incorporation or By-Laws or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, grant, encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of,
(i) any shares of its capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest (including, without limitation, any phantom interest), of Communitronics or any Communitronics Subsidiary (except for the issuance of shares of Communitronics Common Stock issuable pursuant to Communitronics Stock Options outstanding on the date of this Agreement or the issuance in the ordinary course of business and consistent with past practice, or (ii) any material assets of Communitronics or any Communitronics Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock; (e) (i) acquire (including, without limitation, by Exchange, consolidation, or acquisition of stock or assets) any interest in any corporation, partnership, other business organization or any division thereof or any assets, other than acquisitions of assets in the ordinary course of business consistent with past practice;

Exhibit 99  Page 19


(ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any person, or make any loans or advances, except for indebtedness incurred in the ordinary course of business and consistent with past practice; (iii) enter into any contract or agreement material to the business, results of operations or financial condition of Communitronics and the Communitronics Subsidiaries taken as a whole other than in the ordinary course of business, consistent with past practice; or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 5.02(e);
(f) increase the compensation payable or to become payable to its officers or employees, except for increases in accordance with past practices in salaries or wages of employees of Communitronics or any Communitronics Subsidiary who are not officers of Communitronics, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director, officer or other employee of Communitronics or any Communitronics Subsidiary, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director, officer or employee; or (g) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures.

ARTICLE VI
ADDITIONAL AGREEMENTS


SECTION 6.01. Preparation of Disclosure Statement. Immediately after the Effective Time, new management of Communitronics will procure the preparation of a disclosure statement containing the necessary information to comply with Rule 15c2-11 promulgated by the SEC pursuant to the Securities Exchange Act of 1934 and file such forms with one or more firms who are members of the National Association of Securities Dealers, Inc. (NASD) and with Pink Sheets LLC as are necessary to continue the quotation of Communitronics securities in the Pink Sheets.

SECTION 6.02. Access to Information; Confidentiality. Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which Communitronics or the Company or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement to the Effective Time, Communitronics and the Company shall (and shall cause their respective subsidiaries to): (i) provide to the other (and its officers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, Representatives) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of the other and its subsidiaries and to the books and records thereof and
(ii) furnish promptly such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of the other party and its subsidiaries as the other party or its Representatives may reasonably request.

SECTION 6.03. Obligations of Communitronics.
Communitronics shall take all action necessary to cause the Communitronics to perform its obligations under this Agreement and to consummate the Exchange on the terms and subject to the conditions set forth in this Agreement.

SECTION 6.04. Obligations of the Company. Company shall take all action necessary to cause Company consummate the Exchange on the terms and subject to the conditions set forth in this Agreement.

Exhibit 99  Page 20


SECTION 6.05. Further Action; Consents; Filings. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable best efforts to (i) take, or cause to be taken, all appropriate action and do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate and make effective the Exchange and the other transactions contemplated by this Agreement, (ii) obtain from Governmental Entities any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by Communitronics or the Company or any of their subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the Exchange and the other transactions contemplated by this Agreement and (iii) make all necessary filings, and thereafter make any other required submissions, with respect to this Agreement, the Exchange and the other transactions contemplated by this Agreement required under (A) the Exchange Act and the Securities
Act and the rules and regulations thereunder and any other applicable federal or state securities laws and (B) any other applicable Law. The parties hereto shall cooperate with each other in connection with the making of all such filings, including by providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, by accepting all reasonable additions, deletions or changes suggested in connection therewith.

SECTION 6.06. Standard & Poors Listing. Not later than
30 days after the Closing, Communitronics will make application to the Standard & Poors editorial board to approve the corporation for a full description in Standard & Poors Standard Corporation Manual, Standard
& Poors Daily News Section, coverage of Communitronics as part of the S&P Market Access Program and coverage on Standard & Poors Internet Site, www.advisorinsight.com, as well as S&P Marketscope and the S&P Stock Guide database.

SECTION 6.07. Agreement to Deliver Company Securities. As the owner of a majority of the shares of Company Securities, Shareholder agrees to vote his shares of Company Securities in favor of approving this Agreement and the transactions contemplated hereby and not to approve or support any competing transaction,

SECTION 6.08. Plan of Exchange. This Agreement is intended to constitute a plan of reorganization within the meaning of section 1.368-2(g) of the income tax regulations promulgated under the Code. From and after the date of this Agreement and until the Effective Time, each party hereto shall use its reasonable best efforts to cause the Exchange to qualify, and will not knowingly take any action, cause any action to be taken, fail to take any action or cause action to fail to be taken which action or failure to act could prevent the Exchange from qualifying, as a reorganization under the provisions of section 368(a) of the Code. Following the Effective Time, neither Communitronics nor any of its affiliates shall knowingly take any action, cause any action to be taken, fail to take any action or cause any action to fail to be taken, which action or failure to act could cause the Exchange to fail to qualify as a reorganization under section 368(a) of the Code.

SECTION 6.09. Board of Directors of Communitronics. Immediately after the Effective Date, the present Directors of Communitronics shall have caused the appointment of
B. Allen Fletcher, and any other persons designated by him, to the Board of Directors of Communitronics followed by the resignation of all other officers and directors. In connection with such election, Communitronics shall have provided its security holders with an Information Statement within the time and containing the information specified in Section 14(f) of the Exchange Act and SEC Rule 14f-1.

SECTION 6.10. Public Announcements. The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of Communitronics and the Company.

SECTION 6.11. Conveyance Taxes. Communitronics shall be liable for and shall hold the Company and the holders of the Company Securities who are holders of the Company Securities immediately prior to the Effective Time harmless against any real property transfer or gains, sales, use, transfer, value added, stock transfer or stamp taxes, any transfer, recording registration, and other fees, and any similar Taxes which become payable in connection with the transactions contemplated by this Agreement. The parties acknowledge that this Section 6.11 is specifically intended to benefit the holders of the Company Securities who are holders of the Company Securities immediately prior to the Effective Time.

SECTION 6.12. Change of Corporate Domicile of Communitronics.
Prior to the Closing Date, Communitronics shall have changed its corporate domicile by reincorporating from the state of Utah to the state of

Exhibit 99  Page 21


Nevada and adopting the Nevada Articles of Incorporation substantially in the form attached as Exhibit I. In connection with such reincorporation, Communitronics shall have provided its security holders with an Information
Statement within the time and containing the information specified in Section 14(c) of the Exchange Act and SEC
Rule 14C.

SECTION 6.13. SEC Filings; Certification to Auditors. Prior to the Closing Date Communitronics shall have filed all forms, reports, statements and documents required to be filed by it through and including the period ended immediately prior to the Effective Date with the SEC.
The SEC Reports, including the SEC Reports defined in Section 4.07, after giving effect to any amendments thereto,
(i) are prepared in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (ii) will not, at the time they are filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. No Subsidiary of Communitronics is currently required to file any form, report or other document with the SEC. In connection with the preparation of the SEC Reports, Shareholder and Communitronics will provide its independent auditors with such certifications and representations to assure the auditors that each of the financial statements (including, in each case, any notes thereto) contained in the SEC Reports (i) are in accordance with the books and records of Communitronics;
(ii) present fairly and accurately the financial condition of Communitronics, as of the dates of the balance sheets; (iii) present fairly and accurately the results of operations for the periods covered by such statements; (iv) present fairly and accurately the changes in stockholders equity and cash flows for the periods covered by such statements; (v) have been prepared in accordance with GAAP applied on a consistent basis; (vi) include all adjustments (consisting of only normal recurring accruals which are necessary for a fair presentation of the financial condition of Communitronics, and of the results of operations of Communitronics for the periods covered by such statements; and (vii) fully comply with all requirements of Regulation S-B and all applicable securities laws, and each fairly presented the financial position, results of operations and changes in stockholders equity and cash flows of Communitronics and its consolidated subsidiaries as of the respective dates thereof and for the respective periods indicated therein.

SECTION 6.14. Transfer of Communitronics Subsidiaries; Assumption of Liabilities. On the Closing Date
Communitronics shall take the necessary corporate actions to transfer its interest in all Communitronics Subsidiaries to Shareholder in exchange for the release of any obligations of Communitronics to Shareholder and the assumption of all liabilities of Communitronics to any Person existing as of the Effective Date. The agreement of transfer, release and assumption will be substantially in the form of Exhibit J hereto.

SECTION 6.15. Consulting Agreement with Shareholder. On the Closing Date new management of Communitronics will enter into a consulting agreement with Shareholder for a term commencing on the Closing Date and ending one year thereafter. For the consulting services of Shareholder, Communitronics will pay $1,000 cash and issue 2,000 shares of restricted Communitronics common stock on the Closing Date and pay an additional $2,000 cash and issue 2,000 shares of restricted Communitronics common stock for each of the 12 months of the term of the agreement.

SECTION 6.16. Certified Shareholder List. Immediately after execution of this Agreement, Communitronics will deliver to the Company a true, accurate and complete list of security holders, their respective mailing addresses and the number and description of securities held by each. The list shall be certified as to accuracy by Shareholder.

SECTION 6.17. Financial Advisory and Consulting Agreements.
On the Closing Date, new management of Communitronics will enter into financial advisory agreements with Hamershlag, Dodeles & Co., LLC, New York, LMJ Holdings, Inc., Houston,
Texas and TWC Holdings, Inc., Cedar Hill, Texas upon such terms and for such consideration as management believes is in the best interest of Communitronics.

SECTION 6.18. Irrevocable Power of Attorney.
Contemporaneously with the execution of this Agreement
Shareholder will execute an irrevocable power of attorney appointing Terry Roberts his attorney in fact with the power to execute any amendments to this Agreement and take any and all action and execute any and all documents necessary to carry out the terms of this Agreement.
The power of attorney will be substantially in the form of Exhibit K hereto.

Exhibit 99  Page 22


ARTICLE VII
CONDITIONS TO THE EXCHANGE


SECTION 7.01. Conditions to the Obligations of Each Party.
The obligations of the Company, Communitronics and Shareholder to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following conditions:

(a) this Agreement and the issuance of the Exchange Consideration pursuant to the terms of the Exchange, as the case may be, contemplated hereby shall have been approved and adopted by the requisite affirmative vote of
(i) the shareholders of the Company under the laws of its jurisdiction of organization and the Companys Articles of Incorporation and (ii) the board of directors of Communitronics in accordance with the rules of the SEC, the laws of its jurisdiction of organization and Communitronics Articles of Incorporation; (b) no Governmental Entity or court of competent jurisdiction located or having jurisdiction in the United States shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, executive order or award (an Order) which is then in effect and has the effect of making the Exchange illegal or otherwise prohibiting consummation of the Exchange; and (c) all consents, approvals and authorizations legally required to be obtained to consummate the Exchange shall have been obtained from and made with all Governmental Entities.

SECTION 7.02. Conditions to the Obligations of Communitronics.
The obligations of Communitronics to consummate the Exchange are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a) to the best of the Companys knowledge and belief, each of the representations and warranties of the Company contained in this Agreement shall be true and correct as of the Effective Time as though made on and as of the Effective Time, except where failure to be so true and correct would not have a Company Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where failure to be so true and correct would not have a Company Material
Adverse Effect, and Communitronics shall have received a certificate of the President of the Company substantially in the form of Exhibit F to such effect;

(b) the Company shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to so comply would not have a Company Material Adverse Effect;

(c) Communitronics shall have received an investment representation from each Company Shareholder substantially in the form of Exhibit G;

(d) The consummation of the transactions contemplated by this Agreement shall have been approved at or before the Closing by the affirmative vote of the holders of not less than a majority of the Companys common stock, and shall have received any other shareholder approval necessary to the consummation of the transactions contemplated by this Agreement;

(e) Communitronics shall have received on the Closing Date an opinion, dated the Closing Date, of counsel for the Company in form and substance satisfactory to counsel for Communitronics, to the effect that:

(i) The Company is a corporation validly existing and in good standing under the laws of its jurisdiction of organization with all requisite power and authority to own, lease,

Exhibit 99  Page 23


license, and use their respective properties and assets and to carry on the business in which each is now engaged.

(ii) All necessary proceedings of the Company have been duly taken to authorize the execution, delivery, and performance of this Agreement by the Company. (iii) The Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, executed, and delivered by the Company, constitutes the legal, valid, and binding obligation of Company, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors rights generally) is enforceable as to the Company in accordance with its terms. (iv) The execution, delivery, and performance of this Agreement by Company will not violate or result in a breach of any term of the Companys charter document or by-laws; and the execution, delivery, and performance of this Agreement by Company will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any terms of any agreement to which the Company are a party.
(v) After reasonable investigation, such counsel has no actual knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal which is required of the Company for the execution, delivery, or performance of this Agreement by the Company. (vi) After reasonable investigation, such counsel has no actual knowledge of any litigation, arbitration, governmental or other proceeding
(formal or informal), or investigation pending or threatened with respect to the Company, or any of its business, properties, or assets that (i) can reasonably be expected to result in any materially adverse change in the financial condition, results of operations, business, properties, liabilities, or future prospects of the Company taken as a whole or (ii) seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto, except as disclosed in this Agreement.
(vii) The consummation of the transactions contemplated by this Agreement has been approved at or before the Closing by the holders of the Companys common stock, and has received any other shareholder approval necessary to the consummation of the transactions contemplated by this Agreement. In giving such opinions counsel may state that their opinion and belief are based upon their participation in the preparation of the Agreement and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

SECTION 7.03. Conditions to the Obligations of the Company. The obligations of the Company to consummate the Exchange are subject to the satisfaction or waiver
(where permissible) of the following additional conditions:

(a) each of the representations and warranties of Communitronics contained in this Agreement shall be true and correct as of the Effective Time, as though made on and as of the Effective Time, except where the failure to be so true and correct would not have a Communitronics
Material Adverse Effect, and except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date, except where the failure to be so true and correct would not have a Communitronics Material Adverse Effect, and the
Company shall have received a

Exhibit 99  Page 24


certificate of the Chief Executive Officer or Chief Financial Officer of Communitronics substantially in the form of Exhibit E to such effect;

(b) Communitronics shall have performed or complied with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, except where the failure to comply would not have a Communitronics
Material Adverse Effect;

(c) The Company shall have received on the Closing
Date an opinion, dated the Closing Date, of counsel for Communitronics in form and substance satisfactory to counsel for the Company, to the effect that:
(i) Communitronics is a corporations validly existing and in good standing under the laws of its jurisdiction of organization with all requisite power and authority to own, lease, license, and use their respective properties and assets and to carry on the business in which each is now engaged. (ii) All necessary proceedings of Communitronics have been duly taken to authorize the execution, delivery, and performance of this Agreement by Communitronics.
(iii) Communitronics have all requisite corporate power and authority to execute, deliver, and perform this Agreement, and this Agreement has been duly authorized, executed, and delivered by Communitronics, constitutes the legal, valid, and binding obligation of Communitronics, and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors rights generally) is enforceable as to Communitronics in accordance with its terms. (iv) The execution, delivery, and performance of this Agreement by Communitronics will not violate or result in a breach of any term of Communitronics Articles of Incorporation or by-laws; and the execution, delivery, and performance of this Agreement by Communitronics will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under any terms of any agreement to which Communitronics is a party. (v) After reasonable investigation, such counsel has no actual knowledge of any consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal which is required of Communitronics for the execution, delivery, or performance of this Agreement by Communitronics. (vi) After reasonable investigation, such counsel has no actual knowledge of any litigation, arbitration, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to Communitronics, or any of their respective business, properties, or assets that (i) can reasonably be expected to result in any materially adverse change in the financial condition, results of operations, business, properties, liabilities, or future prospects of Communitronics taken as a whole or (ii) seeks to prohibit or otherwise challenge the consummation of the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto, except as disclosed in this Agreement. (vii) the Communitronics Securities to be issued by Communitronics hereunder have been duly authorized and, when issued and when delivered to the Company
Shareholders as provided by this Agreement, will be validly issued, fully paid and non-assessable, and the issuance of such Communitronics Securities will not be subject to any preemptive or similar rights.

Exhibit 99  Page 25


In giving such opinions counsel may state that their opinion and belief are based upon their participation in the preparation of the Agreement and any amendments or supplements thereto and documents incorporated therein by reference and review and discussion of the contents thereof, but is without independent check or verification except as specified.

ARTICLE VIII
TERMINATION, AMENDMENT AND WAIVER


SECTION 8.01. Termination. This Agreement may be terminated and the Exchange and the other transactions contemplated by this Agreement may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the transactions contemplated by this Agreement, as follows:

(a) by mutual written consent duly authorized by the Boards of Directors of each of Communitronics and the Company;

(b) by either Communitronics or the Company if the Effective Time shall not have occurred on or before March 15, 2006; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date;

(c) there shall be any Order which is final and non-appealable preventing the consummation of the Exchange;

(d) by Communitronics upon a breach of any material representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in
Section 7.02(a) and Section 7.02(b) would not be satisfied (Terminating Company Breach); provided, however, that, if such Terminating Company Breach is curable by the Company through the exercise of its best efforts and for so long as the Company continues to exercise such best efforts, Communitronics may not terminate this Agreement under this Section 8.01(d).

(e) by the Company upon a breach of any material representation, warranty, covenant or agreement on the part of Communitronics set forth in this Agreement, or if any representation or warranty of Communitronics shall have become untrue, in either case such that the conditions set forth in Section 7.03(a) and Section 7.03(b) would not be satisfied (Terminating Communitronics Breach); provided, however, that, if such Terminating Company Breach is curable by Communitronics through the exercise of its best efforts and for so long as Communitronics continues to exercise such best efforts, the Company may not terminate this Agreement under this
Section 8.01(e).

SECTION 8.02. Effect of Termination. Except as provided in
Section 9.01, in the event of termination of this Agreement pursuant to Section 8.01, this Agreement shall forthwith become void, there shall be no liability under this Agreement on the part of Communitronics or the Company or any of their respective officers or directors, and all rights and obligations of each party hereto shall cease, provided, however, that nothing herein shall relieve any party from liability for the willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

SECTION 8.03. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time; provided, however, that, after the approval of this Agreement by the shareholders of the Company, no amendment may be made which would reduce the amount or change the type of consideration into which each Share shall be converted upon consummation of the Exchange. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

Exhibit 99  Page 26


SECTION 8.04. Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto,
(b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto, and (c) waive compliance with any agreement or condition contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

SECTION 8.05. Expenses. All Expenses (as defined below) incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Exchange or any other transaction is consummated. Expenses as used in this Agreement shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and all other matters related to the closing of the Exchange and the other transactions contemplated by this Agreement.

ARTICLE IX
GENERAL PROVISIONS


SECTION 9.01. Non-Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement and in any certificate delivered pursuant hereto shall terminate at the Effective Time or upon the termination of this Agreement pursuant to Section 8.01, as the case may be, except that the agreements set forth in Articles I and II and Sections
6.01, 6.02, 6.05 and this Article IX shall survive the Effective Time and those set forth in Sections 8.02 and
8.05 and this Article IX shall survive termination.

SECTION 9.02. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by cable, telecopy, facsimile, telegram or telex or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 9.02):

if to Communitronics:

Communitronics of America, Inc.
27955 Highway 98, Suite WW
Daphne, Alabama 36526
Attn: David R. Pressler, President
Telephone: (251) 367-0882
Facsimile: (251) 367-0882


with a copy to (which shall not constitute notice to such party):

Robert L. Sonfield, Jr., Esq.
Sonfield & Sonfield
770 South Post Oak Lane, Suite 435
Houston, Texas 77056-1937
Telephone: (713) 877-8333
Facsimile: (713) 877-1547

if to the Company:

Resource Protection Management, Inc.
31847 State Highway 249

Exhibit 99  Page 27


Pinehurst, Texas 77362
Attn: B. Allen Fletcher, President
Telephone: 281-252-9311
Facsimile: 281-252-9312


with a copy to (which shall not constitute notice to such party):

LMJ Holdings, Inc.
11 West 42nd, 19th Floor
New York, New York 10036
Telephone: 212-782-0200
Facsimile: 212-782-0201


SECTION 9.03. Certain Definitions. For purposes of this Agreement, the term:

(a) affiliate of a specified person means a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such specified person;

(b) control (including the terms controlled by and under common control with) means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise;

(c) knowledge means, with respect to any matter in question, that the executive officers of the Company or Communitronics, as the case may be, have actual knowledge of such matter;

(d) person means an individual, corporation, partnership, limited partnership, syndicate, person (including, without limitation, a person as defined in section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government; and

(e) subsidiary or subsidiaries of any person means any corporation, partnership, joint venture or other legal entity of which such person (either alone or through or together with any other subsidiary) owns, directly or indirectly, more than 50% of the stock or other equity interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

SECTION 9.04. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated by this Agreement is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

SECTION 9.05. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 9.06. Incorporation of Documents and Exhibits. All documents furnished by the Company pursuant to Section 3.10 and all documents furnished by Communitronics pursuant to
Section 4.11 and all exhibits attached hereto and referred to herein are hereby incorporated herein and made a part hereof for all purposes as if fully set forth herein.

Exhibit 99  Page 28


SECTION 9.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

SECTION 9.08. Governing Law; Forum. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas.

SECTION 9.09. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 9.10. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 9.11. Entire Agreement. This Agreement (including the Exhibits) constitutes the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings among the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

IN WITNESS WHEREOF, Communitronics, Shareholder and the
Company have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

ATTEST: COMMUNITRONICS OF AMERICA, INC.

By: David R. Pressler                   By: David R. Pressler
David R. Pressler, Secretary            David R. Pressler, President

David R. Pressler, Shareholder

ATTEST RESOURCE PROTECTION MANAGEMENT, INC.

By: B. Allen Fletcher               By: B. Alen Flecther
Printed Name:B. Allen Fletcher      B. Allen Fletcher, President
Title: Secretary

Exhibit 99  Page 29